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Consent of Independent Auditors

        We Consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 24, 1996, with respect to the financial statements of Abana Pharmaceuticals, Inc. included in the Registration Statement (Form S-4 No. 333-xxxxx) filed on November 8, 1996.


                                         Martin Stuedemann & Associates, P.C.
                                         November 8, 1996